EXHIBIT 99.1

Dynatronics Corporation Schedules Conference Call and Webcast to Report Results for Fourth Quarter and Fiscal Year 2022

EAGAN, MN / ACCESSWIRE / September 8, 2022 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the company will release financial results for its fourth quarter and fiscal year ended June 30, 2022 on Thursday, September 22, 2022 before the market opens.

The company will subsequently hold a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session with analysts, at 8:00 AM ET on Thursday, September 22, 2022 to review its fourth quarter and fiscal year 2022 results.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 767607. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on September 29, 2022, by dialing 877-481-4010, using passcode 46504.

The live webcast and slide presentation can be accessed on the company's Investor Relations website under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician's Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Contact:

Dynatronics Corporation

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation